UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

to

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 2, 2015 (December 31, 2014)

RCS Capital Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35924	38-3894716
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant’s telephone number, including area code: (866) 904-2988

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information contained in Item 5.02 of this Current Report is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Compensatory Arrangements of Certain Officers.

Elimination of Minority Interest in Holding Company; Simplifies the Company’s Capital Structure

On December 31, 2014, RCS Capital Corporation (the “Company”), RCS Capital Management, LLC (“RCS Management”), the Company’s external service provider, and RCS Holdings, LLC (“Holdings”), an intermediate holding company formed to own the Company’s operating subsidiaries, entered into an amendment (“Amendment No. 2”) to the Amended and Restated 2013 Manager Multi-Year Outperformance Agreement dated February 11, 2014 (the “OPP Agreement”) pursuant to which RCS Management was granted LTIP Units (as defined in the OPP Agreement) in Holdings. Pursuant to an amendment to the OPP Agreement dated April 28, 2014 (“Amendment No. 1), 310,947 LTIP Units were earned by RCS Management on April 28, 2014 (the “Earned LTIP Units”), subject to vesting in accordance with the OPP Agreement, and 1,014,053 LTIP Units were cancelled and forfeited without payment of any compensation. The OPP Agreement provided that the Earned LTIP Units would have either vested ratably on each of June 4, 2016, 2017 and 2018, or, if earlier, in full upon the termination of RCS Management’s services by either party for any reason.

On April 29, 2014, RCS Management distributed all of the Earned LTIP Units to its members pro rata in accordance with their respective percentage interests in RCS Management, each of whom then became a member of Holdings as well as a party to the Limited Liability Company Agreement of Holdings (the “LLC Agreement”). All the Earned LTIP Units were then held by the individual members of RCS Management at the time of the distribution (the “Members”), who are present and former officers and directors of the Company and members of their families, including Edward M. Weil, Jr., the Company’s current chief executive officer and a current member of the Board.

Amendment No. 2 provided for the early vesting of the Earned LTIP Units such that all of the Earned LTIP Units became fully vested on December 31, 2014. Under the OPP Agreement and the LLC Agreement, LTIP Units automatically convert, upon vesting and after achieving economic equivalence with Class A Units (which has already been achieved), into Class C Units in Holdings on a one-for-one basis. A holder of Class C Units may elect to convert its Class C Units, on a one-for-one basis, into shares of the Company’s Class A Common Stock, par value $0.001 per share (“Class A Common Stock”), or, at the option of the Company, a cash equivalent.

Pursuant to a Redemption and Exchange Agreement entered into December 31, 2014 among the Company, Holdings and the Members in connection with Amendment No. 2 (the “Redemption and Exchange Agreement”), each of the Members exchanged their Class C Units (which were received upon the automatic conversion of their Earned LTIP Units into Class C Units due to the early vesting of the Earned LTIP Units) for shares of Class A Common Stock in accordance with the terms of the LLC Agreement and all applicable notice and delivery waiting period requirements were waived. Accordingly, 310,947 shares of Class A Common Stock were issued to the Members on December 31, 2014, including 10,914 shares of Class A Common Stock issued to Mr. Weil. As a result, no more LTIP Units are outstanding, thus eliminating the minority interest in Holdings related to the existence of the LTIP Units. This will enable the Company to be entitled to a 100% dividends received deduction with respect to dividends from its corporate subsidiaries and will further streamline the capital structure of the Company and its subsidiaries.

The summary descriptions in this Current Report on Form 8-K of Amendment No. 2 and the Redemption and Exchange Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of Amendment No. 2 and the Redemption and Exchange Agreement. The Company will file Amendment No. 2 and the Redemption and Exchange Agreement with the Securities and Exchange Commission as exhibits to its next Annual Report on Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RCS Capital Corporation

Date:	January 2, 2015	By:	/s/ EDWARD M. WEIL, JR.
Edward M. Weil, Jr.
Chief Executive Officer and Director